Exhibit 10.2


                             SUBSCRIPTION AGREEMENT


            THIS SUBSCRIPTION AGREEMENT, dated as of March 2nd, 2005 between Asahi Kasei Medical Co., Ltd., a corporation organized and existing under the laws of Japan (the "Purchaser"), and Nephros, Inc., a Delaware corporation (the "Company").

            WHEREAS, the Purchaser and the Company are entering into a Technology License Agreement (the "License Agreement"), dated as of the date hereof, pursuant to which the Purchaser will obtain a license from the Company for certain of the Company's intellectual property; and

            WHEREAS, in connection with the parties' entry into the License Agreement, the Purchaser has agreed to purchase from the Company 184,250 shares of common stock, par value $0.001 per share (the "Shares") of the Company.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

            1.1 Definitions.

                (a) As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Affiliate" means, with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.

            "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

            "Arbitrator" has the meaning set forth in Section 6.5 of this Agreement.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Japan or the State of New York are authorized or required by law or executive order to close.

            "Closing" has the meaning set forth in Section 2.2 of this Agreement.

            "Company" has the meaning set forth in the recitals to this Agreement.

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            "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

            "$" means United States Dollars.

            "Governmental Authority" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "ICC Rules" has the meaning set forth in Section 6.5 of this Agreement.

            "Indemnifying Party" has the meaning set forth in Section 5.3 of this Agreement.

            "JPY" means Japanese Yen.

            "License Agreement" has the meaning set forth in the recitals to this Agreement.

            "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, voting restriction (statutory or other), lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

            "Loss" has the meaning set forth in Section 5.1 of this Agreement.

            "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement

            "Purchaser" has the meaning set forth in the preamble to this Agreement.

            "Requirement of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right or determination of an Arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

            "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission thereunder.

                  (b) All defined terms used but not defined in this Agreement have the meaning given such terms in the License Agreement.


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                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES
                           ---------------------------

            2.1 Purchase and Sale of Shares. At the Closing provided for in
Section 2.2, upon the terms and subject to the conditions of this Agreement, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 184,250 Shares (the "Purchased Shares") for an aggregate purchase price equal to the lesser of $1,000,000 and JPY 100,000,000 (the "Purchase Price"), to be paid in accordance with Section 2.3.

            2.2 Closing; Closing Date. The closing of the Stock Purchase (the "Closing") shall take place simultaneous with the closing of the License Agreement by the parties hereto.

            2.3 Deliveries.

                (a) Company Deliveries. At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates representing the Purchased Shares, issued in the name of the Purchaser and (ii) an original counterpart to this Agreement.

                (b) Purchaser Deliveries. At the Closing, the Purchaser shall deliver to the Company (i) the Purchase Price by wire transfer of immediately available funds to a United States dollar account designated by the Company and
(ii) an original counterpart to this Agreement.

            2.4 Transfer Restriction. The Purchaser shall not, for a period of 12 months after the Closing, sell, assign, dispose of, subject to option, or otherwise transfer the Purchased Shares without the written consent of the Company, and for a period of 12 months thereafter . The Purchaser shall have the right to sell the Purchased Shares subject to Rule 144 of the Securities Act .

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

            The Purchaser hereby represents and warrants to the Company as follows:

            3.1 Due Incorporation; Authority. The Purchaser is duly incorporated or otherwise authorized to do business under the relevant laws of the jurisdictions in which it is formed and has full authority to enter into and to perform its obligations under this Agreement.

            3.2 Authorization; Binding Effect; Non-Contravention. This Agreement has been fully authorized, executed and delivered by the Purchaser and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding obligation of the Purchaser and that does not conflict with or result in a breach of the terms of any understanding, arrangement or agreement to which the Purchaser is a party.

            3.3 Accredited Investor; Purchase for Own Account; Legends


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                (a) The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

                (b) The Purchased Shares are being acquired for the Purchaser's own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America or any state thereof. If the Purchaser should in the future decide to dispose of any Purchased Shares, the Purchaser understands and agrees that the Purchaser may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. The Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Purchased Shares to the following effect:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

            3.4 Restricted Securities. The Purchaser understands that the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on the Purchaser's representations set forth herein, all of which shall survive beyond the Closing.

            3.5 Independent Investigation. The Purchaser acknowledges that the Company is not providing the Purchaser with any representation or warranty concerning the business, operations, financial performance or prospects of the Company. The Purchaser has conducted its own independent review of the business, operations, financial performance and prospects of the Company and has determined to purchase the Purchased Shares solely on the basis of such review.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

            4.1 Due Incorporation; Authority. The Company is duly incorporated or otherwise authorized to do business under the relevant laws of the jurisdictions in which it is formed and has full authority to enter into and to perform its obligations under this Agreement.

            4.2 Authorization; Binding Effect; Non-Contravention. This Agreement has been fully authorized, executed and delivered by the Company and it has full legal right, power and authority to enter into and perform this Agreement, which constitutes a valid and binding

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obligation of the Company and that does not conflict with or result in a breach of the terms of any understanding, arrangement or agreement to which the Company is a party.4.3 Purchased Shares. The Company represents and warrants to the Purchaser that the Purchased Shares are duly authorized, and when issued pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and will be free and clear of all other Liens.

                                    ARTICLE V

                                 INDEMNIFICATION
                                 ---------------

            5.1 Indemnification by the Company. The Company shall indemnify, defend and hold harmless the Purchaser, its Affiliates, agents, directors, officers and employees from and against any loss, damage, action, proceeding, expense or liability (including attorney's fees incurred in any action between the Company and the Purchaser, between the Purchaser and a third party, or otherwise) ("Loss") arising from or in connection with any breach of any representation, covenant, warranty or obligation by Company hereunder.

            5.2 Indemnification by the Purchaser. The Purchaser shall indemnify, defend and hold harmless the Company, its Affiliates, agents, directors, officers and employees from and against any Loss arising from or in connection with any breach of any representation, covenant, warranty or obligation by Purchaser hereunder.

            5.3 Indemnification Procedure. As a condition of obtaining an indemnity in the circumstances set out above, the party seeking an indemnity shall:

                (a) fully and promptly notify the party from which an indemnity is sought (the "Indemnifying Party") of any claim or proceeding, or threatened claim or proceeding;

                (b) permit the Indemnifying Party to take full care and control of the defense of such claim or proceeding;

                (c) cooperate in the investigation and defense of such claim or proceeding;

                (d) not compromise or otherwise settle any such claim or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed; and

                (e) take all reasonable steps to mitigate any loss or liability in respect of any such claim or proceeding.



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                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

            6.1 Notices. All notices and other communications pursuant to this Agreement shall be in writing, shall be effective when received, and shall be deemed to have been received on the date of delivery if delivered personally; or on the second Business Day after the Business Day of deposit with Federal Express or other similar courier for overnight delivery, freight prepaid; in each such case, addressed as follows (until any such address is changed by notice duly given):

            to Purchaser:     Asahi Kasei Medical Co., Ltd.
                              Attn: Kenji Nakamae, President
                              9-1, Kanda Mitoshirocho,
                              Chiyoda-ku, Tokyo, Japan
                              Phone: 3-3259-5890
                              Fax: 3-3259-5899

            to Company:       Nephros, Inc.
                              Attn: Norman Barta, CEO
                              3960 Broadway, 4th Floor
                              New York, NY 10032
                              Phone: 212-781-5113
                              : (212) 781-5166


            6.2 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Neither party may assign any of its rights under this Agreement without the prior written consent of the other party. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

            6.3 Amendment and Waiver. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances. No amendment, waiver or consent to this Agreement shall be effective unless signed in writing by both parties hereto.

            6.4 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            6.5 Governing Law; Dispute Resolution.


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                (a) This Agreement shall be governed by and construed in
accordance with the laws of the State of New York, U.S.A. without regard to the principles of conflicts of law thereof.

                (b) Any and all differences, controversies and disputes of any nature whatsoever arising out of or relating to this Agreement, including, without limitation, any dispute relating to its validity, interpretation, performance or termination, shall be finally settled by three arbitrators (the "Arbitrators") under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules"). The Purchaser and the Company shall each appoint one Arbitrator and these two Arbitrators shall appoint the third. The arbitration proceedings shall be conducted in the English language and the seat of the arbitration shall be (i) New York City (United States of America) if the Purchaser demands and (ii) Tokyo (Japan) if the Company demands. The Arbitrators shall be knowledgeable of New York laws and fluent in the English language. Any award shall be final and not subject to appeal and the parties waive all challenge to any award of the Arbitrators under this Section 6.5. Any award may be entered or presented by any of the parties for enforcement in any court of competent jurisdiction sitting in New York, Tokyo, or in any other appropriate court. Each party further agrees that service of any process, summons, notice or document in the manner provided for notices in Section 6.1 shall be effective service for purposes of any such enforcement action.

            6.6 Severability. Each party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

            6.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

            6.8 Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perfor

            m the provisions of this Agreement.

            6.9 Expenses. Each party to this Agreement shall bear and pay all of its own fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement and the negotiations leading up to the execution of this Agreement.


                  [Remainder of page intentionally left blank]




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            IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                              COMPANY

                              NEPHROS, INC.


                              By: /s/ Norman J. Barta
                                 ---------------------------------
                                 Name:  Norman J. Barta
                                 Title: President and CEO


                              PURCHASER

                              ASAHI KASEI MEDICAL CO., LTD.


                              By: /s/ Kenji Nakamae
                                 ---------------------------------
                                 Name:  Kenji Nakamae
                                 Title: President